Exhibit 99.2

ENERGIZER HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 15, 2018, Energizer Holdings, Inc. (Energizer or the Company) entered into a definitive acquisition agreement with Spectrum Brands Holdings, Inc. (Spectrum), to acquire their global battery, lighting and portable power business (Acquired Business), for a total purchase price of $2,000.0 million in cash, subject to certain purchase price adjustments (Acquisition). We intend to fund the Acquisition through a combination of existing cash and committed debt facilities, expected to ultimately consist of a combination of new term loans and new senior notes. In addition, we intend to maintain our exiting senior notes, maturing in 2025. The closing of the Acquisition is subject to various conditions and regulatory approvals, but is expected to occur by the end of calendar year 2018.
The unaudited Pro Forma Condensed Combined Financial Statements have been prepared giving effect to the Acquisition pursuant to Article 11 of Regulation S-X or Rule 8-05 of Regulation S-X. The assets acquired and liabilities assumed in the Acquisition will be measured at their respective fair values with any excess purchase price reflected as goodwill. The valuation is preliminary and estimated asset values and assumed liabilities will be adjusted as final purchase price allocations are completed. The pro forma financial statements also contemplate the Company's ultimate issuance of new term loans and new senior notes to fund the Acquisition. The unaudited Pro Forma Condensed Combined Financial Statements presented assume that the Acquired Business is a wholly owned subsidiary of the Company.
The unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 2018 is presented on a basis to reflect the Acquisition and related transactions as if they had occurred on March 31, 2018. The following unaudited Pro Forma Condensed Combined Statement of Earnings for the year ended September 30, 2017 and the six month period ended March 31, 2018 is presented on a basis to reflect the Acquisition as if it had occurred on October 1, 2016.

The Unaudited Pro Forma Condensed Combined Statement of Earnings includes interest and financing costs related to the Acquisition and preliminary purchase accounting adjustments, such as depreciation and amortization expense on acquired tangible and intangible assets, which are expected to have continuing impact on the combined results. The impacts of any revenue or cost synergies that may result from combining Energizer and the Acquired Business are not included herein. We expect to generate synergies through network optimization, selling, general and administrative reductions and procurement efficiencies. These savings are projected to be achieved over a period of three years following the close of the Acquisition.
This financial information should be read in conjunction with the Company’s financial statements and accompanying notes, including the Company’s Annual Report on Form 10-K for the year ended September 30, 2017, filed with the SEC on November 14, 2017, the Company’s Quarterly Report on Form 10-Q for the six months ended March 31, 2017 and 2018, filed with the SEC on May 2, 2018, as well as the Acquired Business' audited annual combined financial statements of the Acquired Business as of September 30, 2017 and 2016 and for the fiscal years ended September 30, 2017, 2016 and 2015, and the notes related thereto, as well as the unaudited interim combined financial statements of the Acquired Business as of April 1, 2018 and for the six month periods ended April 1, 2018 and April 2, 2017, and the notes related thereto, which are included in this Current Report on Form 8-K as Exhibits 99.1.
The pro forma adjustments are based upon available information and assumptions that management of Energizer believes reasonably reflect the Acquisition. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Energizer would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of the future consolidated results of operations or the financial position of Energizer.

ENERGIZER HOLDINGS, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2018
(In millions, except per share data - Unaudited)

	Historical
	Energizer	Acquired Business
	March 31, 2018	April 1, 2018	Reclassifications to Conform Accounting Presentation (a)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$490.3	$—	$—	$(184.3)	(b)	$306.0
Trade receivables	164.6	100.0	—	—		264.6
Inventories	292.6	129.1	—	38.2	(c)	459.9
Prepaid expenses and other assets	—	32.2	(32.2)	—		—
Other receivables	—	12.2	(12.2)	—		—
Other current assets	100.3	—	44.4	—		144.7
Total current assets	1,047.8	273.5	—	(146.1)		1,175.2
Property, plant and equipment, net	171.7	141.8	—	69.9	(d)	383.4
Goodwill	230.8	199.2	—	466.8	(i)	896.8
Other intangible assets	217.9	279.5	—	789.5	(e)	1,286.9
Deferred charges and other	—	9.9	(9.9)	—		—
Deferred tax asset	33.4	31.9	—	—	(f)	65.3
Other assets	70.8	—	9.9	—		80.7
Total assets	$1,772.4	$935.8	$—	$1,180.1		$3,888.3

Current liabilities
Current maturities of long-term debt	$4.0	$—	$—	$56.0	(b)	$60.0
Current portion of capital lease obligations	—	6.1	(6.1)	—		—
Note payable	147.4	—	—	(140.0)	(b)	7.4
Accounts payable	166.8	113.8	—	—		280.6
Accrued wages and salaries	—	18.5	(18.5)	—		—
Other current liabilities	234.1	42.4	24.6	(48.5)	(b)	252.6
Total current liabilities	552.3	180.8	—	(132.5)		600.6
Long-term debt	977.3	—	—	1,942.1	(b)	2,919.4
Capital lease obligations, net of current portion	—	40.5	(40.5)	—		—
Deferred income taxes	—	82.5	(82.5)	—		—
Other liabilities	198.1	18.5	123.0	38.7	(g)	378.3
Total liabilities	1,727.7	322.3	—	1,848.3		3,898.3
Shareholders' equity
Common stock	0.6	—	—	—		0.6
Additional paid-in capital	205.4	—	—	—		205.4
Retained earnings	190.5	—	—	(54.7)	(b)	135.8
Treasury stock	(117.7)	—	—	—		(117.7)
Accumulated other comprehensive loss	(234.1)	(67.6)	—	67.6	(h)	(234.1)
Net parent investment	—	681.1	—	(681.1)	(h)	—
Total shareholder's equity	44.7	613.5	—	(668.2)		(10.0)
Total liabilities and shareholder's equity	$1,772.4	$935.8	$—	$1,180.1		$3,888.3

ENERGIZER HOLDINGS, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2018
(In millions, except per share data - Unaudited)

(a) Represents adjustments made to the historical results for Acquired Business to be consistent with the presentation of Energizer's Consolidated Balance Sheet, the most significant of which are:

1) reclassification of $32.2 of Prepaid expenses and other assets and $12.2 of Other receivables to Other current assets;

2) reclassification of $9.9 of Deferred charges and other to Other assets;

3) reclassification of $18.5 of Accrued wages and salaries to Other current liabilities;

4) reclassification of current Capital lease obligations of $6.1 to Other current liabilities; and

5) reclassification of $82.5 of Deferred income taxes and $40.5 of Capital lease obligations to Other long term liabilities.

(b) The Company anticipates issuing long-term debt to fund the transaction. As of March 31, 2018, the adjustments to the $2,000.0 contractual purchase price included the following:

Purchase Consideration
Initial contractual cash consideration	$2,000.0
Less: Contractual purchase price adjustments *	(60.8)
Total cash consideration to be transferred	$1,939.2
Plus: Assumed capital lease liability	46.6
Plus: Assumed pension liability	42.6
Total purchase price consideration to be allocated	$2,028.4

* Reflects adjustments related to the contractually assumed amount of the pension liability and capital lease obligations offset by working capital adjustments at March 31, 2018.

In addition to funding the Acquisition, the Company will utilize the proceeds from the long-term debt to refinance current debt outstanding, pay Acquisition related costs, and repay additional indebtedness expected to be incurred for general corporate purposes prior to the closing of the Acquisition. An estimate of the sources and uses of funds are as follows:

Sources:
Cash to fund the Acquisition (1)	$268.0
New term loans (2)	1,200.0
New senior notes (2)	1,250.0
Total Sources	$2,718.0

Uses:
Cash consideration to be transferred	$1,939.2
Refinance Note payable (3)	140.0
Refinance current term loan (2)	390.0
Estimated fees and expenses - including debt issuance costs (2) (4)	165.1
Repayment of additional indebtedness (1)	83.7
Total Uses	$2,718.0
(1) The net impact to cash as of March 31, 2018 is a decrease of $184.3.
(2) The net impact to long-term debt as of March 31, 2018 is an increase of $1,998.1 ($56.0 current and $1,942.1 long-term). This includes the netting of new debt issuance costs of $65.2.
(3) Represents borrowings under the Company's existing Senior Secured Revolving Credit Facility.
(4) This includes transaction costs to be incurred through the closing of the Acquisition. The costs not yet incurred to complete the Acquisition are one-time in nature and have been excluded from adjustments to the pro forma condensed combined statement of earnings, but have been included as an adjustment to retained earnings on the pro forma condensed combined balance sheet.

ENERGIZER HOLDINGS, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2018
(In millions, except per share data - Unaudited)

The net impact of these transaction costs are a reduction to Other current liabilities of $48.5 and a reduction to retained earnings of $54.7.

(c) Reflects adjustments of $38.2 recorded to adjust inventory to the estimated fair value of $167.3 based on a preliminary valuation. Finished goods were valued at estimated selling prices less the sum of estimated costs of disposal and reasonable profit allowance for selling effort.

(d) Reflects adjustments of $69.9 to recognize the acquired Property, plant and equipment, net at an estimated fair value of $211.7 based on a preliminary valuation.

(e) Reflects adjustments for the net effect of eliminating the Acquired Business' historical intangible assets balance and recording the identifiable intangible assets acquired in the Acquisition at their estimated fair value of $1,069.0 based on a preliminary valuation. The preliminary estimates of the fair values of intangible assets acquired are as follows: $739.0 for trade names, $98.0 for proprietary technology, and $232.0 for customer relationships.

The trade names were determined to be indefinite lived. The other intangible assets will be amortized on a straight-line basis over their estimated useful lives. The preliminary estimates of the weighted average useful lives of the acquired intangible assets are as follows: 6.3 years for proprietary technology and 15.0 years for customer relationships.

(f) The Company is still evaluating the current and deferred tax implications of this transaction. The Company is acquiring businesses from around the world and the Acquisition agreement has determined each jurisdiction to be either a stock or asset acquisition. Due to the accounting implications of the asset versus stock deal by legal jurisdiction, as well as the varying statutory tax rates across the global business, the Company's best estimate of deferred taxes for this pro forma is the deferred tax balances of the Acquired Business as of March 31, 2018. The Company will continue to evaluate and review the various tax accounting implications of this transaction as we get closer to the acquisition date.

(g) Reflects adjustments of $38.7 to record an unfunded pension liability of the Acquired Business. This pension plan was a multi-employer plan with other Spectrum business and was not recorded on the Acquired Business' historical balance sheet. This unfunded pension liability will be acquired in the Acquisition and this adjustment is to properly state the unfunded pension liability of the Acquired Business. The historical balance sheet included $3.9 of pension liabilities for a total March 31, 2018 pension liability of $42.6.

(h) Reflects the elimination of the Acquired Business' historical equity.

(i) Reflects the residual value of the consideration paid in excess of the fair value of individual assets acquired and liabilities assumed, less the historical goodwill recorded by the Acquired Business. Upon final completion of the fair value assessment, the ultimate purchase price may differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to residual goodwill.

ENERGIZER HOLDINGS, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2018
(In millions, except per share data - Unaudited)

The preliminary goodwill balance was calculated as follows:

Preliminary Purchase Price Allocation
Preliminary purchase price of the Acquired Business	$2,028.4
Less: Carrying value of net assets acquired	(96.1)
Less: Fair value of trade names	(739.0)
Less: Fair value of customer relationships	(232.0)
Less: Fair value of proprietary technology	(98.0)
Less: Increase in net value of tangible assets (inventory and PP&E, net)	(108.1)
Less: Assumed pension liability	(42.6)
Less: Assumed capital leases	(46.6)
Residual goodwill	$666.0

Reconciliation of Carrying Value of Net Assets Acquired
Carrying value of the Acquired Business at March 31, 2018	$613.5
Less: Pension liability not included at March 31, 2018 (footnote g above)	(38.7)
Less: Historical goodwill	(199.2)
Less: Historical intangible assets	(279.5)
Total Carrying value of net assets acquired	$96.1

ENERGIZER HOLDINGS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
For the Year Ended September 30, 2017
(In millions, except per share data - Unaudited)

	Historical
	Energizer		Acquired Business
	Year Ended September 30, 2017		Year Ended September 30, 2017	Reclassifications to Conform Accounting Presentation (b)
					Pro Forma		Pro Forma
					Adjustments		Combined
Net sales	$1,755.7		$865.6	$—	$—		$2,621.3
Cost of products sold	944.4		539.3	41.3	(1.0)	(c)	$1,524.0
Gross profit	811.3		326.3	(41.3)	1.0		1,097.3

Selling, general and administrative expense	361.3	(a)	—	137.7			499.0
Selling expense	—		63.2	(63.2)	—		—
General and administrative expense	—		129.8	(129.8)	—		—
Advertising and sales promotion expense	116.1		—	3.6	—		119.7
Research and development expense	22.0		10.9	—	—		32.9
Amortization of intangible assets	11.2		—	9.9	22.1	(d)	43.2
Spin restructuring	(3.8)		—	—	—		(3.8)
Gain on sale of real estate	(16.9)		—	—	—		(16.9)
Interest expense	53.1		1.6	—	113.1	(e)	167.8
Other items, net	(5.0)	(a)	—	0.4	—		(4.6)
Other non-operating income, net	—		(0.1)	0.1	—		—
Earnings/(loss) before income taxes	273.3		120.9	—	(134.2)		260.0
Income tax provision/(benefit)	71.8		36.4	—	(44.1)	(f)	64.1
Net (loss)/earnings	$201.5		$84.5	$—	$(90.1)		$195.9

Earnings Per Share
Basic net (loss)/earnings per share	$3.27						$3.18
Diluted net (loss)/earnings per share	$3.22						$3.13

Weighted-Average Shares - Basic	61.7						61.7
Weighted-Average Shares - Diluted	62.6						62.6

(a) During the quarter ended December 31, 2017, the Company adopted ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. This update requires the service component of the net periodic pension cost to be reported in the same income statement line item as similar compensation costs, while all other pension cost components should be reported separately from the service cost component on the income statement. This ASU is required to be applied retroactively to prior periods. The Company has included that reclassification in the historical Energizer income statement which resulted in a reclassification of $11.7 of non-compensation related pension benefit out of Selling, general and administrative expense (SG&A) and into Other items, net.

(b) Represents adjustments made to the historical results for the Acquired Business to be consistent with the presentation of Energizer's Consolidated Statement of Earnings, the most significant of which is the reclassification of $63.2 of Selling expense and $129.8 of General and administrative expense to SG&A. Reclassification out of SG&A offset this increase and include the following significant items:

1) $41.3 of shipping and handling costs out of SG&A to Cost of products sold;

2) $3.6 of advertising and promoting expense out of SG&A to Advertising and sales promotion expense (A&P); and

ENERGIZER HOLDINGS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
For the Year Ended September 30, 2017
(In millions, except per share data - Unaudited)

3) $9.9 of amortization expense out of SG&A to Amortization of intangible assets.

(c) Includes a reduction to depreciation expense of $1.0 associated with the adjustment to record the Acquired Business's property, plant and equipment, net at fair value as if the Acquisition had occurred on October 1, 2016. The decrease in depreciation expense from the acquired Business' historical results is due to the Corporate allocations included in the Acquired Business' historical results.

The fair value adjustment related to inventory acquired of $38.2 was not included in the cost of products sold pro forma adjustments as it will not have a continuing impact on the operations of the combined business.

(d) Includes additional intangible asset amortization expense of $22.1 associated with the adjustment to record the Acquired Business' intangible assets at their preliminary fair value and full year amortization expense of $32.0 as if the Acquisition had occurred on October 1, 2016.

Amortizable intangibles consist of proprietary technology of $98.0 with a weighted average useful life of 6.3 years and customer relationships valued at $232.0 with a useful life of 15 years. Amortizable intangible assets are being amortized using the straight line method while the company continues to evaluate the economic benefits of the intangible assets.

(e) The pro forma interest expense associated with this transaction includes the annual interest expense on the gross long-term debt of $3,050.0 (balance sheet includes the netting of deferred issuance costs of $70.6) at the estimated weighted average interest rate for the debt at 5.5%. The pro forma interest expense of $167.8 was offset by the removal of Energizer and the Acquired Business' historical interest expense of $53.1 and $1.6, respectively. All of the new issue debt is subject to interest rate volatility until the time it is placed. An 1/8% change in the interest rate on the variable portion of debt outstanding would result in a change to the annual interest expense of approximately $3.1.

(f) The Company is still evaluating the current and deferred tax implications of this transaction. The Company is acquiring businesses from around the world and the Acquisition agreement has determined each jurisdiction to be either a stock or asset acquisition. Due to the accounting implications of the asset versus stock deal by legal jurisdiction, as well as the varying statutory tax rates across the global business, the Company's best estimate of the income tax provision/(benefit) for the Cost of products sold and Amortization of intangible assets pro forma adjustments is the statutory tax rate of the Acquired Business. The pro forma tax benefit for the interest expense adjustment was calculated utilizing the statutory rates for the entities where the cost would be incurred. The Company will continue to evaluate and review the various tax accounting implications of this transaction as we get closer to the acquisition date.

ENERGIZER HOLDINGS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
For the Six Months Ended March 31, 2018
(In millions, except per share data - Unaudited)

For the Six Months Ended March 31, 2018
(In millions, except per share data - Unaudited)

	Historical
	Energizer	Acquired Business
	Six months ended March 31, 2018	Six months ended April 1, 2018
			Reclassifications to Conform Accounting Presentation (a)	Pro Forma		Pro Forma
				Adjustments		Combined
Net sales	$947.7	$458.0	—	$—		$1,405.7
Cost of products sold	500.9	294.7	23.0	(1.8)	(b)	$816.8
Gross profit	446.8	163.3	(23.0)	1.8		588.9

Selling, general and administrative expense	203.4	—	64.3	(22.3)	(c)	245.4
Selling expense	—	33.4	(33.4)	—		—
General and administrative expense	—	61.9	(61.9)	—		—
Advertising and sales promotion expense	58.2	—	2.7	—		60.9
Research and development expense	10.7	5.7	—	—		16.4
Amortization of intangible assets	5.6	—	5.1	10.9	(d)	21.6
Interest expense	29.9	1.1	—	52.9	(e)	83.9
Other items, net	2.2	—	0.4	—		2.6
Other non-operating expense, net	—	0.2	(0.2)	—		—
Earnings/(loss) before income taxes	136.8	61.0	—	(39.7)		158.1
Income tax provision	68.6	2.1	—	(10.5)	(f)	60.2
Net earnings	$68.2	$58.9	$—	$(29.2)		$97.9

Earnings Per Share
Basic net earnings per share	$1.14					$1.63
Diluted net earnings per share	$1.11					$1.60

Weighted-Average Shares - Basic	60.0					60.0
Weighted-Average Shares - Diluted	61.3					61.3

(a) Represents adjustments made to the historical results for the Acquired Business to be consistent with the presentation of Energizer's Consolidated Statement of Earnings, the most significant of which is the reclassification of $33.4 of Selling expense and $61.9 of General and administrative expense to SG&A. Reclassification out of SG&A offset this increase and include the following significant items:

1) $23.0 of shipping and handling costs out of SG&A to Cost of products sold;

2) $2.7 of advertising and promoting expense out of SG&A to Advertising and sales promotion expense (A&P); and

3) $5.1 of amortization expense out of SG&A to Amortization of intangible assets.

(b) Includes a reduction to depreciation expense of $1.8 associated with the adjustment to record the Acquired Business's property, plant and equipment, net at fair value as if the Acquisition had occurred on October 1, 2016. The decrease in depreciation expense from the acquired Business' historical results is due to the Corporate allocations included in the Acquired Business' historical results.

(c) The historical Energizer and the historical Acquired Business' SG&A includes $22.2 and $0.1 of acquisition related costs, respectively. This pro forma adjustment is to remove these costs as they will not have a continuing impact on the operations.

ENERGIZER HOLDINGS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
For the Six Months Ended March 31, 2018
(In millions, except per share data - Unaudited)

For the Six Months Ended March 31, 2018
(In millions, except per share data - Unaudited)

(d) Includes additional intangible asset amortization expense of $10.9 associated with the adjustment to record the Acquired Business' intangible assets at their preliminary fair value and six month amortization expense of $16.0 as if the Acquisition had occurred on October 1, 2016.

Amortizable intangibles consist of proprietary technology of $98.0 with a weighted average useful life of 6.3 years, and customer relationships valued at $232.0 with a useful life of 15.0 years. Amortizable intangible assets are being amortized using the straight line method while the company continues to evaluate the economic benefits of the intangible assets.

(e) The pro forma interest expense associated with this transaction includes the six month interest expense on the gross long-term debt of $3,050.0 (balance sheet includes the netting of deferred issuance costs of $70.6) at the estimated weighted average interest rate for the debt at 5.5%. The pro forma interest expense of $83.9 was offset by the removal of Energizer and the Acquired Business' historical interest expense of $29.9 and $1.1, respectively. All of the new issue debt is subject to interest rate volatility until the time it is placed. An 1/8% change in the interest rate on the variable portion of debt outstanding would result in a change to the six month interest expense of approximately $1.5.

(f) The Company is still evaluating the current and deferred tax implications of this transaction. The Company is acquiring businesses from around the world and the Acquisition agreement has determined each jurisdiction to be either a stock or asset acquisition. Due to the accounting implications of the asset versus stock deal by legal jurisdiction, as well as the varying statutory tax rates across the global business, the Company's best estimate of the income tax provision/(benefit) for the Cost of products sold and Amortization of intangible assets pro forma adjustments is the statutory tax rate of the Acquired Business. The pro forma tax benefit for the Company's SG&A and interest expense adjustments were calculated utilizing the statutory rates for the entities where the costs would be incurred. The Company will continue to evaluate and review the various tax accounting implications of this transaction as we get closer to the acquisition date.

ENERGIZER HOLDINGS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
For the Six Months Ended March 31, 2017
(In millions, except per share data - Unaudited)

	Historical
	Energizer	Acquired Business
	Six months ended March 31, 2017	Six months ended April 2, 2017
			Reclassifications to Conform Accounting Presentation (a)	Pro Forma		Pro Forma
				Adjustments		Combined
Net sales	$918.6	$445.7	—	$—		$1,364.3
Cost of products sold	479.1	276.6	20.4	(0.2)	(b)	$775.9
Gross profit	439.5	169.1	(20.4)	0.2		588.4

Selling, general and administrative expense	177.1	—	68.0	—		245.1
Selling expense	—	31.3	(31.3)	—		—
General and administrative expense	—	64.1	(64.1)	—		—
Advertising and sales promotion expense	50.9	—	1.9	—		52.8
Research and development expense	10.9	5.2	—	—		16.1
Amortization of intangible assets	5.6	—	4.9	11.1	(c)	21.6
Spin restructuring	(3.8)	—	—	—		(3.8)
Gain on sale of real estate	(15.2)	—	—	—		(15.2)
Interest expense	26.4	0.7	—	56.8	(d)	83.9
Other items, net	(5.8)	—	0.1	—		(5.7)
Other non-operating expense, net	—	(0.1)	0.1	—		—
Earnings/(loss) before income taxes	193.4	67.9	—	(67.7)		193.6
Income tax provision	50.9	22.3	—	(22.5)	(e)	50.7
Net earnings	$142.5	$45.6	$—	$(45.2)		$142.9

Earnings Per Share
Basic net earnings per share	$2.31					$2.31
Diluted net earnings per share	$2.27					$2.27

Weighted-Average Shares - Basic	61.8					61.8
Weighted-Average Shares - Diluted	62.9					62.9

(a) Represents adjustments made to the historical results for the Acquired Business to be consistent with the presentation of Energizer's Consolidated Statement of Earnings, the most significant of which is the reclassification of $31.3 of Selling expense and $64.1 of General and administrative expense to SG&A. Reclassification out of SG&A offset this increase and include the following significant items:

1) $20.4 of shipping and handling costs out of SG&A to Cost of products sold;

2) $1.9 of advertising and promoting expense out of SG&A to Advertising and sales promotion expense (A&P); and

3) $4.9 of amortization expense out of SG&A to Amortization of intangible assets.

(b) Includes a reduction to depreciation expense of $0.2 associated with the adjustment to record the Acquired Business's property, plant and equipment, net at fair value as if the Acquisition had occurred on October 1, 2016. The decrease in depreciation expense

ENERGIZER HOLDINGS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
For the Six Months Ended March 31, 2017
(In millions, except per share data - Unaudited)

from the acquired Business' historical results is due to the Corporate allocations included in the Acquired Business' historical results.

The fair value adjustment related to inventory acquired of $38.2 was not included in the cost of products sold pro forma adjustments as it will not have a continuing impact on the operations of the combined business.
(c) Includes additional intangible asset amortization expense of $11.1 associated with the adjustment to record the Acquired Business' intangible assets at their preliminary fair value and six month amortization expense of $16.0 as if the Acquisition had occurred on October 1, 2016.

Amortizable intangibles consist of proprietary technology of $98.0 with a weighted average useful life of 6.3 years, and customer relationships valued at $232.0 with a useful life of 15.0 years. Amortizable intangible assets are being amortized using the straight line method while the company continues to evaluate the economic benefits of the intangible assets.

(d) The pro forma interest expense associated with this transaction includes the six month interest expense on the gross long-term debt of $3,050.0 (balance sheet includes the netting of deferred issuance costs of $70.6) at the estimated weighted average interest rate for the debt at 5.5%. The pro forma interest expense of $83.9 was offset by the removal of Energizer and the Acquired Business' historical interest expense of $26.4 and $0.7, respectively. All of the new issue debt is subject to interest rate volatility until the time it is placed. An 1/8% change in the interest rate on the variable portion of debt outstanding would result in a change to the six month interest expense of approximately $1.5.

(e) The Company is still evaluating the current and deferred tax implications of this transaction. The Company is acquiring businesses from around the world and the Acquisition agreement has determined each jurisdiction to be either a stock or asset acquisition. Due to the accounting implications of the asset versus stock deal by legal jurisdiction, as well as the varying statutory tax rates across the global business, the Company's best estimate of the income tax provision/(benefit) for the Cost of products sold and Amortization of intangible assets pro forma adjustments is the statutory tax rate of the Acquired Business. The pro forma tax benefit for the Company's SG&A and interest expense adjustments were calculated utilizing the statutory rates for the entities where the costs would be incurred. The Company will continue to evaluate and review the various tax accounting implications of this transaction as we get closer to the acquisition date.